Exhibit 32.1

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 I, Paul Feldman, Chief Executive Officer and President and Chief Financial Officer of Force Protection Video Equipment Corp.:

1.         The  Annual   Report on Form 10-K for the period ended April 30, 2015, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.          The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 15, 2015	/s/ Paul Feldman Paul Feldman Chief Executive Officer Chief Financial Officer